Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

ACM Research, Inc.
42307 Osgood Road, Suite I
Fremont, California 94539
United States

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-1 of ACM Research, Inc. (the “Company”) of our report dated March 24, 2020, relating to the consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP
Shenzhen, The People’s Republic of China

May 26, 2020